UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) FEBRUARY 1, 1999

                      TRAVEL SERVICES INTERNATIONAL, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

        FLORIDA                       0-29298                    52-2030324
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(State or other juris-              (Commission                (IRS Employer
diction of incorporation)           File Number)             Identification No.)

              220 CONGRESS PARK DRIVE, DELRAY BEACH, FLORIDA 33445
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        (Address of principal executive offices)             (Zip Code)

         Registrant's telephone number, including area code 561-266-0860

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                   INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

AHI INTERNATIONAL CORPORATION

On February 1, 1999, Travel Services International, Inc. (the "Company") completed the acquisition of all of the outstanding capital stock of AHI International Corporation ("AHI"), an Illinois corporation, pursuant to a Stock Purchase Agreement dated as of January 8, 1999 (such acquisition being referred to as the "AHI Acquisition"). AHI develops, markets and sells packaged European vacations to individuals that are members of over 200 university and college alumni associations throughout North America, utilizing sophisticated direct marketing techniques. AHI's tours typically combine air, hotel, and European river cruises in packages ranging in length from 7 days to 15 days. AHI is also a longstanding provider of alumni tour packages to college bowl games. The AHI Acquisition represents the Company's first acquisition of a company specializing in marketing of packaged vacations. In addition, the AHI acquisition adds an additional marketing niche to the Company and further enhances the Company's position as a leading specialized distributor of leisure travel services.

The consideration for the acquisition consisted of $24.0 million in cash and 145,400 shares of common stock of the Company. The $24.0 million in cash was funded with advances on the Company's revolving credit facility with NationsBank, N.A. The acquisition will be accounted for using the purchase method of accounting.

Prior to the AHI Acquisition, all of the capital stock of AHI was owned by Richard and Arlene Small. Following the AHI Acquisition, the Small family will continue to manage the busniess of AHI as a wholly-owned subsidiary of the Company. There are no other material relationships known to the Company between the sellers of the acquired company or its affiliates, directors or officers, or associates of such directors or officers.

The assets of AHI include cash and cash equivalents, supplier contracts, customer lists, accounts receivable, personal property, and computer systems. The acquired company expects to continue to utilize these assets in a manner consistent with that of their historical usage.

The foregoing descriptions are qualified in all respects by reference to the full text of the Stock Purchase Agreement and the Company's Press Release dated January 11, 1999, each of which is included as an exhibit to this report.

ITEM 5. OTHER EVENTS.

LIFESTYLE VACATION INCENTIVES, INC. AND ALL SEASONS SMART TRAVELER, INC.

On February 1, 1999, the Company also completed the acquisition of all of the outstanding capital stock of Lifestyle Vacation Incentives, Inc. and All Seasons Smart Traveler, Inc. (collectively, "LVI"), an Florida corporation, pursuant to a Merger Agreement dated as of January 30, 1999 (such acquisition being referred to as the "LVI Acquisition"). LVI operates in the travel incentive and promotion industry. Its proprietary travel programs provide structured discounts to consumers for various forms of leisure travel. Clients, such as Samsonite, AT&T, and General Motors utilize LVI's incentive travel programs to promote the sale of goods, services, memberships, loans, credit cards, and dozens of other applications. LVI also provides fulfillment for third-party travel clubs such as the Samsonite Travel Club. In addition to marketing through businesses and other organizations, LVI also markets cruises directly to consumers over the

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Internet through its Website, www.cruises.com.

The consideration for the acquisition consisted of $6.25 million in cash and 248,000 shares of common stock of the Company, plus contingent consideration based on future earnings. The contingent consideration shall not exceed $3.0 million. The contingent consideration is payable in stock and cash. The cash payment of $6.25 million was funded with the Company's operating capital. The acquisition will be accounted for using the purchase method of accounting.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

    It is impracticable at this time to provide the required financial statements with respect to the acquisition described in Item 2 above. The required financial statements will be filed as soon as practicable, but in no event later than April 17, 1999 (60 days after this report on Form 8-K is required to be filed).

(b) PRO FORMA FINANCIAL INFORMATION.

    It is impracticable at this time to provide the required pro forma financial information with respect to the acquisition described in Item 2 above. The required pro forma financial information will be filed as soon as practicable, but in no event later than April 17, 1999 (60 days after this report on Form 8-K is required to be filed).

(c) EXHIBITS.

    1 Purchase Agreement, dated as of January 8, 1999, among Travel Services
      International, Inc., AHI International Corporation, Richard D. Small and Arlene P. Small.

    2 Press Release dated January 11, 1999

    3 Press Release dated February 2, 1999

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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  TRAVEL SERVICES INTERNATIONAL, INC.
                                             (Registrant)

Date: February 16, 1998           /s/ JILL M. VALES
                                      -------------------------------
                                      Jill M. Vales
                                      Senior Vice President and Chief Financial
                                      Officer
                                      (as both a duly authorized officer of the
                                      registrant and the principal financial
                                      officer or chief accounting officer of the
                                      registrant)

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                                EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-----------    -----------

1 Purchase Agreement, dated as of January 8, 1999, among Travel Services International, Inc., AHI International Corporation, Richard D. Small and Arlene P. Small.

2              Press Release dated January 11, 1999

3              Press Release dated February 2, 1999

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